                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   BOISE CASCADE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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

                                         [LOGO]
                                         Boise Cascade Corporation

                                         ------------------------
                                         ANNUAL MEETING
                                         OF SHAREHOLDERS

                                         BOISE, IDAHO
                                         APRIL 17, 1998
                                         ------------------------

                                         NOTICE AND PROXY
                                         STATEMENT

NOTICE OF ANNUAL MEETING

1111 W. Jefferson Street         George J. Harad                  [LOGO]
P.O. Box 50                      Chairman                         Boise Cascade Corporation
Boise, Idaho 83728-0001          Chief Executive Officer

March 11, 1998

Dear Shareholder:

    You are cordially invited to attend Boise Cascade's annual meeting of shareholders. The meeting will be held at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho, at 10 a.m., Mountain daylight time, on Friday, April 17, 1998. Your board of directors and management look forward to seeing you. If you are unable to attend, I urge you to return the enclosed proxy card as soon as possible.

    At this year's meeting, shareholders will have the opportunity to vote on the following matters:

       1.  Election of four directors to serve three-year terms.

       2. A resolution to ratify the board of directors' appointment of Arthur Andersen LLP as independent auditors for the company for 1998.

       3. A proposed amendment to the company's 1984 Key Executive Stock Option Plan to increase the number of shares of common stock available for issuance under the plan.

       4.  Any other business that may properly come before the meeting.

    If you were a shareholder of record on February 23, 1998, you will be entitled to vote on the above matters.

    During the meeting, management will review the company's performance during the past year and comment on the outlook for the company. You will have an opportunity to ask questions about the company and its operations. Management representatives will also be on hand to speak with you about our business.

    Regardless of the number of shares you own, your vote is important. Please sign and return the proxy card in the enclosed envelope at your earliest convenience.

Sincerely yours,

          [SIGNATURE]

George J. Harad

PROXY STATEMENT

    We are mailing this statement to you on or about March 11, 1998, as a shareholder of Boise Cascade Corporation, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, to solicit proxies for our 1998 annual shareholders meeting.

    If you sign and return the enclosed proxy, you may revoke it any time before it is exercised by:

    (a) delivering a later proxy to the independent tabulator, Corporate Election Services, Inc.;

    (b) giving us written notice of revocation before or at the annual meeting;
       or

    (c) voting at the annual meeting.

    We have a confidential voting policy. Individual shareholders' votes on a proxy card will not be disclosed to us other than in specified situations. The tabulator will collect, tabulate, and retain all proxy cards and will forward any comments written on the proxy cards to management.

BUSINESS AT THE MEETING

1. ELECTION OF DIRECTORS

    Thirteen directors, divided into three classes, presently serve on our board of directors. Nine of these thirteen directors will continue to serve according to their previous elections. Four directors are nominees for reelection, each to hold office until the annual meeting of shareholders in 2001 or until the annual meeting of shareholders next following his or her 72nd birthday, whichever is sooner.

    VOTING FOR DIRECTORS

    If you sign and return your proxy, we will vote it in favor of the nominees (unless you instruct us otherwise). If any nominee becomes unavailable for election for any reason, we will vote the proxies for a substitute recommended by the Nominating Committee and nominated by the board of directors or the board may reduce the number of directors to be elected. Unless the board reduces the number of directors to be elected, the four nominees who receive the greatest number of votes at the annual meeting will be elected as directors. Abstentions will not be counted as votes cast either for or against the directors.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2001

                      ANNE L. ARMSTRONG, 70, was elected to the company's
   [PHOTO] board for the second time in 1978. She was originally elected in 1975 but resigned the following year to accept appointment as U.S. Ambassador to Great Britain.
                      She had served earlier as a counselor to the President of the United States. Mrs. Armstrong is chairman of the board of trustees of the Center for Strategic and International Studies, Washington, D.C. She is also a director of General Motors Corporation, Halliburton
                      Company, and American Express Company.

                      PHILIP J. CARROLL, 60, was elected to the board of
   [PHOTO] directors in 1997. He is the president and chief executive officer of Shell Oil Company, an integrated petroleum company.

                      GARY G. MICHAEL, 57, was elected to the board of
   [PHOTO] directors in 1997. He is a director, chairman of the board, and chief executive officer of Albertson's, Inc., a retail food and drug company. He is also a director of Questar Corporation and chairman of the Federal Reserve Bank of San Francisco.

                      A. WILLIAM REYNOLDS, 64, was elected to the board of
   [PHOTO]            directors in 1989. He is the chief executive of Old
                      Mill Group, a private investment firm. Mr. Reynolds is the former chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company. He is also a director of Boise
                      Cascade Office Products Corporation and Eaton
                      Corporation and former chairman of the Federal Reserve
                      Bank of Cleveland.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

                      EDWARD E. HAGENLOCKER, 58, was elected to the board of
   [PHOTO] directors in February 1998. He is the vice chairman of Ford Motor Company, an automotive manufacturer, and chairman of Visteon Automotive Systems, an automotive parts business and enterprise of Ford Motor Company. He is also a director of Air Products and Chemicals, Inc., and The Hertz Corporation.

                      GEORGE J. HARAD, 53, was elected a member of the board
   [PHOTO] and president of the company in 1991. He was elected chief executive officer of Boise Cascade in 1994 and became chairman of the board in 1995. Mr. Harad has been an executive officer of the company since 1982. He is also chairman of the board of Boise Cascade Office
                      Products Corporation and a director of Allendale
                      Insurance Co. and US West, Inc.

                      DONALD S. MACDONALD, 66, was elected to the company's
   [PHOTO] board for the second time in February 1996. He was originally elected in 1978 but resigned in 1986. Mr.
                      Macdonald is of counsel in the Toronto law firm of McCarthy Tetrault. He served as Canadian High
                      Commissioner to Great Britain and Northern Ireland from
                      1988 to 1991. In addition, Mr. Macdonald was a member of the Canadian House of Commons for 16 years and a former chairman of the Royal Commission on the Economic
                      Union and Development Prospects for Canada. Between
                      1968 and 1977, he held the Cabinet positions of President of the Privy Council; Minister of National
                      Defence; Minister of Energy, Mines, and Resources; and
                      Minister of Finance. Mr. Macdonald is chairman and director of Celanese Canada Inc. and a director of Alberta Energy Company Limited, BFC Construction
                      Corporation, Sun Life Assurance Company of Canada,
                      TransCanada Pipelines Limited, and several private companies.

                      JANE E. SHAW, 59, was elected to the board of directors
   [PHOTO] in 1994. She is the former president and chief operating officer of ALZA Corporation, a therapeutic systems company. Dr. Shaw is the chairman of the board and chief executive officer of AeroGen, Inc., a private company specializing in the development of pulmonary drug delivery systems. She is also a director of Aviron, Intel Corporation, and McKesson Corporation.

                      EDSON W. SPENCER, 71, was elected to the board of
   [PHOTO] directors in 1988. He is the former chairman of the board and chief executive officer of Honeywell Inc., an electronics manufacturing company. He is also a director of the American Express Mutual Fund Group.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

                      ROBERT K. JAEDICKE, 69, was elected to the board of
   [PHOTO] directors in 1983. He is professor (emeritus) of accounting at the Stanford University Business School and served as dean of Stanford's Graduate School of Business from 1983 to 1990. Professor Jaedicke is also a director of Wells Fargo & Company, Enron Corp.,
                      GenCorp Inc., State Farm Insurance Companies, and
                      California Water Service Company.

                      PAUL J. PHOENIX, 70, was elected to the board of
   [PHOTO] directors in 1987. He is the former chairman of the board and chief executive officer of Dofasco Inc., a steel products company. He is also a director of The
                      Bank of Nova Scotia, Mutual Life of Canada, and GenCorp
                      Inc.

                      FRANK A. SHRONTZ, 66, was elected to the board of
   [PHOTO] directors in 1989. He is chairman emeritus and former chief executive officer of The Boeing Company, an aerospace company. He is also a director of Chevron
                      Corporation, Citicorp, and Minnesota Mining &
                      Manufacturing Co.

                      WARD W. WOODS, JR., 55, was elected to the board of
   [PHOTO] directors in 1992. He is president and chief executive officer of Bessemer Securities, LLC, a privately held investment company. Mr. Woods is managing general partner of Bessemer Holdings, L.P., and Bessemer
                      Partners & Co. He is chairman of the board of Essex
                      International, Inc., and is a director of Graphic
                      Controls Corporation, Kelley Oil & Gas Corporation, and several private companies.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

    During 1997, our board of directors met six times. One director, Philip J. Carroll, attended less than 75% of the total meetings of the board and the committees on which he served. Mr. Carroll was elected to the board in April but due to a commitment made prior to his election could not attend the board and committee meetings held in December.

                THE BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

---------------------------------------------------------------------------------------------------------------
                                  COMMITTEE OF                      EXECUTIVE
                                     OUTSIDE       EXECUTIVE      COMPENSATION        AUDIT        NOMINATING
DIRECTOR                            DIRECTORS      COMMITTEE        COMMITTEE       COMMITTEE       COMMITTEE
---------------------------------------------------------------------------------------------------------------
Anne L. Armstrong...............           X                                X                              X
Philip J. Carroll...............           X                                X
Edward E. Hagenlocker...........           X                                X
George J. Harad.................                          X*
Robert K. Jaedicke..............           X*             X                                X
Donald S. Macdonald.............           X                                               X               X
Gary G. Michael.................           X                                               X
Paul J. Phoenix.................           X                                X              X
A. William Reynolds.............           X                                X                              X
Jane E. Shaw....................           X                                               X               X
Frank A. Shrontz................           X              X                                                X*
Edson W. Spencer................           X              X                                X*
Ward W. Woods Jr................           X              X                 X*
---------------------------------------------------------------------------------------------------------------

* Committee chairperson

COMMITTEES OF THE BOARD OF DIRECTORS

    COMMITTEE OF OUTSIDE DIRECTORS

    This committee, composed of all 12 nonemployee directors of Boise Cascade, reviews the performance of the chief executive officer against his individual and corporate goals and strategies. The committee also reviews the performance and processes of the board of directors and evaluates the communication among the board, management, and shareholders. The committee meets at least twice each year without management directors present. During 1997, this committee met twice.

    EXECUTIVE COMMITTEE

    In the absence of a full meeting of the board, this five-member committee can exercise most of the powers and authority of the full board to manage our business and affairs. During 1997, this committee met twice.

    EXECUTIVE COMPENSATION COMMITTEE

    Six members serve on this committee. Each member must meet the following qualifications:

    (a) he or she is not a current or former officer or employee of Boise
       Cascade,

    (b) he or she is not an executive officer of any company on whose board of directors an executive officer of Boise Cascade serves, and

    (c) he or she is not an employee of any company which engages in significant financial transactions with Boise Cascade.

    The committee establishes all executive officer compensation. In addition, it reviews general compensation and benefit plans and oversees administration of stock option and variable compensation programs which apply to officers and directors. During 1997, this committee met five times.

    AUDIT COMMITTEE

    Seven members, none of whom is an officer or employee of Boise Cascade, serve on this committee. The committee meets periodically with management, our Internal Audit staff, and representatives of our independent auditors to assure that appropriate audits of our affairs are being conducted. Additionally, the committee reviews corporate compliance policies and activities, the scope of internal and external audit activities, and the results of the annual audit. The committee also recommends a public accounting firm to serve as independent auditors each year. Both the independent auditors and the internal auditors communicate directly with the committee regarding the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting. During 1997, the committee met three times.

    NOMINATING COMMITTEE

    Five members, none of whom is an officer or employee of Boise Cascade, serve on this committee. The committee reviews and recommends to the board of directors candidates for nomination to the board. During 1997, the committee met four times.

    The board of directors has established qualifications for directors, including the ability to apply good and independent judgment in a business situation and the ability to represent the interests of all our shareholders and constituencies. A director also must be free from any conflicts of interest which would interfere with his or her loyalty to us and our shareholders. In evaluating board candidates, the committee considers these qualifications as well as several other factors, including but not limited to:

    - demonstrated maturity and experience;

    - geographic balance;

    - special expertise in natural resources, environmental, energy and health issues;

    - background as an educator in business, economics, or the sciences; and

    - diversity of background, with particular consideration to female and minority candidates.

    If you wish to suggest a nominee for the committee to consider for future elections, write to Karen E. Gowland, vice president and corporate secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. You should describe in detail your proposed nominee's qualifications and other relevant biographical information and indicate whether the proposed nominee is willing to accept nomination. If you wish to nominate a director directly, rather than through the Nominating Committee, you should follow the procedures described in this proxy statement under "Shareholder Proposals -- Shareholder Nominations for Directors."

DIRECTORS' COMPENSATION

    Our directors receive compensation in cash and stock options and may elect to participate in a stock compensation plan and a deferred compensation plan, as explained below.

    MONETARY COMPENSATION

    Directors who are not officers of Boise Cascade receive an annual retainer of $30,000 plus a fee of $1,500 for each board meeting attended in person. Committee chairpersons receive an additional $6,500 per year. Directors also receive $600 for participating in any board or committee meeting conducted by telephone, $600 for attending any committee meeting in person, and $600 for taking any action by consent in lieu of meeting. We reimburse directors for travel and other expenses that they incur to attend board or committee meetings.

    DIRECTOR STOCK COMPENSATION PLAN

    Through our shareholder-approved Director Stock Compensation Plan, nonemployee directors can elect to receive part or all of their retainers and meeting fees in stock options rather than cash. Under the plan, the directors must specify by December 31 of each year how much of their retainer and meeting fees for the following year they wish to receive in the form of stock options.

    Options are granted to participating directors at the end of each calendar year, equal in value to the cash compensation that the participating directors would otherwise have received. The number of option shares granted to a participating director is based on the amount of compensation he or she elected to have paid in options and the market value of our common stock on July 31 of each year. The options have an exercise price of $2.50 per share, can be exercised six months after the date of grant, and expire three years after the director's resignation, retirement, or termination as director. Seven of the 11 eligible directors participated in this plan in 1997, and nine directors have elected to participate in the plan in 1998.

    DIRECTOR STOCK OPTION PLAN

    In 1995, shareholders approved the Director Stock Option Plan. Under this plan, each nonemployee director is granted a stock option once a year. The options are exercisable one year after the grant date, and they expire the earlier of (a) three years after the director's retirement, resignation, death, or termination as a director or (b) ten years after the grant date. Individuals who are directors on January 1, or who are newly elected between January 1 and July 31, receive a grant on July 31. Directors newly elected between August 1 and December 31 receive a grant when they are elected.

    In 1997, each nonemployee director was granted an option to purchase 1,500 shares of our common stock at a price equal to the stock's closing market price on the grant date.

    DEFERRED COMPENSATION PROGRAM

    Our directors' deferred compensation program allows each nonemployee director to defer all or a portion of his or her cash compensation.

    Under this program, nonemployee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. For deferrals prior to 1988, interest is imputed on the deferred amount at a monthly rate equal to Moody's Composite Average of Yields on Corporate Bonds plus four percentage points. For deferrals from 1988 to the present, interest is imputed at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. A minimum death benefit is also provided based on pre-1995 deferrals. We have purchased corporate-owned life insurance policies to help offset the expense of this program. In the event of a change in control, as defined in the plans, a trust will pay our obligations under these plans. For more information on this trust, see "Other Benefit Plans -- Deferred Compensation and Benefits Trust."

    As of December 31, 1997, seven current directors were participating in the deferred compensation program.

LEGAL SERVICES

    Donald S. Macdonald is of counsel in the law firm of McCarthy Tetrault, located in Toronto, Ontario, Canada. We and some of our affiliates used this firm's services in 1997, and we expect to use its services in 1998. We retain this firm independently of Mr. Macdonald's service on our board of directors.

2. RATIFICATION OF APPOINTMENT OF AUDITORS

    Subject to your approval, the board of directors has appointed the public accounting firm of Arthur Andersen LLP as our independent auditors for 1998. Representatives of the firm will be available at the annual meeting to answer your questions. The firm does not presently plan to make a statement at the meeting, although we will give them the opportunity to do so.

    If you sign and return your proxy, we will vote it in favor of ratifying the appointment of Arthur Andersen LLP as auditors for 1998 (unless you instruct otherwise).

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION
        OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR 1998.

3. APPROVAL OF AN AMENDMENT TO THE 1984 KEY EXECUTIVE STOCK OPTION PLAN

    We ask you to consider and approve an amendment, adopted by the board of directors in December 1997, to our 1984 Key Executive Stock Option Plan (the "KESOP"). This amendment, subject to your approval, increases the number of shares available under the plan by 1,500,000 shares.

    HISTORY AND OPERATION OF THE KESOP

    Under the KESOP, the Executive Compensation Committee of the board of directors may grant options to key employees, including executive officers and executive officers serving as directors of the company, to purchase shares of the company's $2.50 par value common stock. Nonemployee directors are not eligible for grants under this plan. In 1997, 24 executive officers and 220 other key employees received option grants under the plan.

    Since the plan was adopted in 1983, options have been granted to purchase a total of 9,637,944 shares of our common stock. Since then, 4,165,581 shares have been purchased through the exercise of options, 1,822,397 options have expired unexercised, and 3,649,966 shares remain subject to option. We have 488,187 shares currently available for future stock option grants under the plan.

    No incentive stock options or tax offset bonuses have been granted under the plan, and all previously granted stock appreciation rights were canceled effective May 1, 1991. No stock appreciation rights have been subsequently granted.

    Options under the KESOP must be granted at the fair market value of the company's common stock on the date of grant. As of February 23, 1998, the closing price of the common stock on the New York Stock Exchange was $33.6875 per share. The plan does not permit "repricing" of previously granted options.

    Employees exercising an option may pay the exercise price in the form of:

    (a) cash,

    (b) Boise Cascade stock which has a fair market value equal to the exercise price,

    (c) the proceeds of a loan authorized by the Executive Compensation Committee, or

    (d) any combination of the above methods (including a "cashless" broker-assisted process).

    The board of directors may amend the KESOP at any time and may make adjustments to the KESOP and outstanding options, without your approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation, or certain other events. However, shareholders must approve amendments which:

    (a) increase the total number of shares that may be purchased through options,

    (b) change employee eligibility requirements,

    (c) change the provisions regarding grant price,

    (d) allow any member of the committee to receive an option,

    (e) change the manner of computing the amount to be paid through a stock appreciation right,

    (f) materially increase the cost of the KESOP or the benefits to participants, or

    (g) extend the period for granting options or stock appreciation rights.

    Options may not be granted under the KESOP after July 24, 2004. However, the plan will remain in effect until all stock subject to the plan has been purchased through the exercise of options granted under the plan or until the options have expired.

    PROPOSED PLAN AMENDMENT

    Under the amendment, the number of shares available for stock option grants under the plan will increase by 1,500,000 shares.

    The board believes this amendment is essential to maintain our balanced and competitive total compensation program. Prior to this amendment, we would not have had sufficient shares available under the plan to provide for continued option grants in 1998 and beyond, consistent with the purpose of the plan and our normal compensation practices. We use the KESOP to relate a portion of our key employees' total compensation directly to improvement in shareholder value. The KESOP also supports our ability to attract and retain highly qualified managers in key positions. In order to maintain the continuity and consistency of the program, as well as to minimize administrative costs and complexity, the board recommends amending the plan to authorize additional shares rather than adopting and implementing an entirely new plan.

    This amendment will not be effective unless it is approved by our shareholders.

    FEDERAL INCOME TAX CONSEQUENCES

    Under current federal law, an employee granted a stock option under the KESOP has no income tax consequences at that time. If the employee exercises an option, then at that time he or she will realize ordinary income equal to the difference between the value of the common stock and the exercise price. In general, shares acquired by exercising an option have a basis equal to the market value of the stock on the date of exercise. When an employee exercises an option, the company is entitled to a federal income tax deduction in the same amount as the employee's realized income.

    ADDITIONAL INFORMATION

    We cannot determine the amount of options under the KESOP which will be granted in 1998 to specific officers, officers as a group, or nonofficer employees as a group. However, the plan does not permit grants to any one individual, during the life of the plan, of options to purchase more than 15% of the total number of shares authorized for issuance under the plan. You can find more information regarding options granted and exercised under the KESOP under "Compensation Tables -- Stock Options." These tables show the stock options granted under the KESOP to our employees and executive officers in 1997; these amounts would not have been different under the proposed amendment. A copy of the plan is on file with the Securities and Exchange Commission.

VOTE REQUIRED

    To approve this KESOP amendment, shareholders representing a majority of the shares of common and preferred stock voting on the amendment at the annual meeting of shareholders must vote in favor of the amendment. Abstentions will not be counted as votes cast either for or against the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
         OF THE AMENDMENT TO THE 1984 KEY EXECUTIVE STOCK OPTION PLAN.

4. OTHER BUSINESS

    Our management knows of no other matters to be voted on at the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your properly executed proxy according to their judgment on those matters.

    At the meeting, management will report on our business, and you will have an opportunity to ask questions.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The directors, nominees for director, and executive officers furnished the following information to us regarding the shares of our common stock which they beneficially owned on December 31, 1997.

                           OWNERSHIP OF COMPANY STOCK

----------------------------------------------------------------------------------------------------------------------
                                                                                     AMOUNT AND NATURE
                                                                                       OF BENEFICIAL      PERCENT OF
NAME OF BENEFICIAL OWNER                                                                 OWNERSHIP           CLASS
----------------------------------------------------------------------------------------------------------------------
DIRECTORS(1)
Anne L. Armstrong.................................................................           11,080                *
Philip J. Carroll.................................................................            2,256                *
Edward E. Hagenlocker.............................................................                0                *
George J. Harad...................................................................          501,258(2)             *
Robert K. Jaedicke................................................................            4,496                *
Donald S. Macdonald...............................................................            4,511                *
Gary G. Michael...................................................................            2,391                *
Paul J. Phoenix...................................................................            6,409                *
A. William Reynolds...............................................................           21,987                *
Jane E. Shaw......................................................................            6,442                *
Frank A. Shrontz..................................................................            7,000                *
Edson W. Spencer..................................................................           20,774                *
Ward W. Woods, Jr.................................................................           22,807                *

OTHER NAMED EXECUTIVES
Peter G. Danis Jr.................................................................           62,302(2)             *
N. David Spence...................................................................          120,492(2)             *
Theodore Crumley..................................................................          120,718(2)             *
Richard B. Parrish................................................................           50,589(2)             *
All directors, nominees for director, and executive officers as a
  group(1)(2)(3)..................................................................        1,901,381             3.17%

* Less than 1% of class
----------------------------------------------------------------------------------------------------------------------

(1) Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Compensation Plan ("DSCP") and Director Stock Option Plan ("DSOP"), described under "Election of Directors -- Directors' Compensation." The number of shares subject to options under the DSCP included in the beneficial ownership table is as follows: Mrs. Armstrong, 5,580 shares; Ms. Shaw, 2,442 shares; and Messrs. Carroll, 756 shares; Macdonald, 311 shares; Michael, 391 shares; Phoenix, 2,076 shares; Reynolds, 7,987 shares; Spencer, 1,448 shares; Woods, 8,807 shares; and directors as a group, 29,798 shares. The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Mrs. Armstrong, 4,000 shares; Ms. Shaw, 4,000 shares; and Messrs. Carroll, 1,500 shares; Jaedicke, 4,000 shares; Macdonald, 3,000 shares; Michael, 1,500 shares; Phoenix, 4,000 shares; Reynolds, 4,000 shares; Shrontz, 4,000 shares; Spencer, 4,000 shares; Woods, 4,000 shares; and directors as a group, 38,000 shares.

(2) The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the Key Executive Stock Option Plan ("KESOP"), described under "Compensation Tables -- Stock Options," and interests in shares of common stock held in the Boise Cascade Common Stock Fund by the trustee of the company's Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. The following table indicates the nature of each executive's stock ownership and also shows the number of shares of convertible preferred stock, Series D, held in the Employee Stock Ownership Plan ("ESOP") fund of the SSRP, and the number of shares of cumulative preferred stock, Series F, which are not included in the beneficial ownership table.

                                                     Common     Unexercised      SSRP         ESOP        Series F
                                                     Shares        Option       (Common    (Preferred    (Preferred
                                                      Owned        Shares       Stock)       Stock)        Stock)
                                                   -----------  ------------  -----------  -----------  -------------
George J. Harad..................................       3,050       490,400        7,808          721             0
Peter G. Danis Jr................................       1,740        56,600        3,962          432             0
N. David Spence..................................       2,037       116,500        1,955          242             0
Theodore Crumley.................................       1,180       111,500        8,038          507             0
Richard B. Parrish...............................       3,358        47,100          131          513             0
All executive officers as a group................      17,057     1,713,775       60,396       12,921           880

(3) The executive officers, directors, or nominees for director (individually or as a group) do not own more than 1% of any series of the company's preferred stock.

    On December 31, 1997, the following directors, nominees for director, and executive officers beneficially owned the following number of shares of common stock of Boise Cascade Office Products Corporation, our majority-owned subsidiary.

          OWNERSHIP OF BOISE CASCADE OFFICE PRODUCTS CORPORATION STOCK

---------------------------------------------------------------------------------------------------------------------
                                                                   COMMON                       SSRP
                                                                   SHARES      UNEXERCISED     (COMMON       TOTAL
NAME OF BENEFICIAL OWNER                                            OWNED     OPTION SHARES    STOCK)      SHARES(1)
---------------------------------------------------------------------------------------------------------------------
DIRECTORS
Anne L. Armstrong..............................................       4,000             0             0        4,000
George J. Harad................................................       2,000             0             0        2,000
A. William Reynolds............................................      20,000        13,000             0       33,000
Jane E. Shaw...................................................       5,000             0             0        5,000

OTHER NAMED EXECUTIVES
Peter G. Danis Jr..............................................      22,000       302,800             0      324,800
Theodore Crumley...............................................       1,000             0             0        1,000
All directors, nominees for director, and executive officers as
  a group......................................................      67,900       506,600        11,606      586,106
---------------------------------------------------------------------------------------------------------------------

(1) The individual and aggregate beneficial ownership represents less than 1% of the outstanding shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities ("Reporting Persons"), to report ownership on Form 3 and changes in ownership on Form 4 or 5 and to file these reports with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Under SEC rules, we receive copies of all Section 16(a) forms that these Reporting Persons file.

    We have reviewed copies of these reports and written representations from Reporting Persons. We believe all Reporting Persons complied with their Section 16(a) reporting obligations during 1997, except for an amended Form 5 for 1996 filed on August 5, 1997, reporting ownership of our cumulative preferred stock, Series F, and conversion preferred stock, Series G, by Vincent T. Hannity, vice president, Corporate Communications and Investor Relations. Information relating to ownership of 380 shares held jointly with his mother was inadvertently omitted from Mr. Hannity's original 1996 Form 5 filing.

EXECUTIVE COMPENSATION

    The Executive Compensation Committee of the board of directors approves the individual salaries and compensation programs for executive officers. Some of the company's executive officers are employed by Boise Cascade Office Products Corporation ("BCOP") and receive their compensation from BCOP. BCOP's Compensation Committee approves the compensation programs and salaries for these officers. The following report explains the basis for the committee's compensation decisions during 1997.

EXECUTIVE COMPENSATION COMMITTEE REPORT

    The company is committed to providing competitive total compensation to all employees. The executive compensation program is designed to attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals. All employees, including executive officers, are compensated based on each employee's job responsibilities and on his or her individual performance over time.

    To ensure that compensation levels remain competitive, the company reviews various reports and other information on the executive compensation practices of 33 other companies within the forest products industry, which are selected primarily because comparable levels of responsibility can be identified for executives within those companies. Of these, 13 are included among the 14 companies in the paper and forest products company index included in the performance graph following this report.

    The company also collects information on the compensation practices of approximately 272 Fortune 500 manufacturing companies. Together, these forest products industry and manufacturing companies are referred to as "peer group" companies in this report. In addition to the peer group companies' compensation information, the company and committee use information regarding executive compensation programs provided by human resource consulting firms, including in 1997, Hewitt Associates and Management Compensation Services.

    The company's executive compensation program has four principal components: base salary, annual variable incentive compensation, stock options, and other compensation plans. The committee believes these combined components provide competitive compensation and form an appropriate relationship between the executive's compensation, the executive's performance, and the company's performance. During 1997, the cash-based annual variable (at-risk) incentive component linked executive compensation directly to the company's financial performance, and the stock option component tied executive compensation to growth in its stock value.

    The company's compensation plans reflect the committee's intent that the compensation paid to executive officers will qualify for federal income tax deduction by the company. Nevertheless, because executive compensation decisions necessarily involve some subjective judgment, the committee reserves the authority to make compensation payments that may not be deductible under federal tax law.

    BASE SALARY

    A salary guideline is established for each salaried position in the company, including each executive officer position. The midpoint of each salary guideline is the average salary, adjusted for company size (in sales), of equivalent positions at the peer group companies. The committee determines each executive officer's base salary by reviewing his or her sustained job performance over time, including both individual performance and performance of the business or staff unit which the executive heads. Business or staff unit performance is measured by economic value added, return on total capital, effective environmental management, achievement of sales or production targets, effectiveness of cost-containment measures, implementation of Total Quality process improvements, and other factors relevant to the specific position. In weighing these factors, the committee must make inherently subjective judgments.

    Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. The chief executive officer's performance is formally reviewed against a written performance plan. In 1997, the committee set Mr. Harad's base salary at $766,500 per year. This reflects Mr. Harad's 27 years of experience with the company, his responsibilities as chief executive officer, and his role in the company's strategic positioning, cost-effectiveness programs, and Total Quality evolution. This salary rate is approximately 6% above the midpoint of the designated salary guideline ($722,300) for the company's chief executive officer.

    ANNUAL VARIABLE INCENTIVE COMPENSATION

    The committee establishes objective performance criteria for the variable incentive compensation program, which has been approved by the company's shareholders. In 1997, this program applied to all of the company's salaried and certain of its hourly employees. The committee oversees administration of the plan covering executive officers.

    The criteria for the program specify percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the company's "economic value added." Economic value added is determined by calculating the company's operating profit and then subtracting a pretax charge for the capital used to generate that profit. Studies indicate that, for the company, increases in economic value added correlate to increases in shareholder value.

    The committee establishes target payouts for each participating position. The target payout for the chief executive officer, over time (a complete business cycle), should average approximately 70% of the chief executive officer's base salary, assuming the company performs satisfactorily. The actual payout under the plan varies from year to year depending on the company's financial performance for the year. Target payout amounts for executive officers and other plan participants also vary, depending on the participants' level of responsibility and on competitive compensation practices.

    Under the 1997 program, Mr. Harad received a payment equal to 81% of his base salary, as reported in the Summary Compensation Table. The Summary Compensation Table reflects amounts paid under this variable incentive program.

    STOCK OPTIONS

    Through the company's stock option plan, the committee grants stock options to executive officers and other key managers to provide long-term incentive compensation. The shareholders have approved this plan, which is administered by the committee. The committee has generally granted stock options to plan participants each year and did so in 1997. All grants have an exercise price equal to the fair market value of the company's common stock on the date of grant.

    The committee determines the number of stock options to grant by analyzing peer group companies' competitive compensation and considering consultants' recommendations, taking each individual's salary guideline and responsibility into account. The committee may also consider the number and exercise price of options granted to an individual in the past. The committee does not use corporate or business unit measures to determine the size of individual option grants.

    The stock option plan limits the number of shares issued to any individual over the life of the plan to 15% of the total number of shares authorized by shareholders for issuance under the plan. This provision reflects the committee's view that the plan is intended to provide long-term incentive compensation to a relatively broad spectrum of the company's employees.

    In 1997, Mr. Harad received a grant of an option to purchase 85,000 shares of the company's common stock. In determining the number of shares to include in Mr. Harad's grant, the committee considered information about stock option grants to chairpersons and chief executive officers of the peer group companies, the company's financial performance, the number of shares granted to other chief executive officers and the value of those options, the size of grants offered to the company's other executive officers, and the number and exercise price of shares previously granted to Mr. Harad.

    OTHER COMPENSATION PLANS

    The company's executive officers are entitled to receive additional compensation in the form of payments, allocations, or accruals under various other compensation and benefit plans, as described more fully in the footnotes to the Summary Compensation Table and under the heading "Other Benefit Plans" in this proxy statement. Each of these plans is an integral part of the company's compensation program.

    EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

           Ward W. Woods, Jr., Chairman
           Anne L. Armstrong
           Philip J. Carroll
           Paul J. Phoenix
           A. William Reynolds

PERFORMANCE GRAPH

    The following graph compares the five-year cumulative total return (assuming dividend reinvestment) for the Standard & Poor's 500 index, the Standard & Poor's paper and forest products company index, and Boise Cascade.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BOISE CASCADE CORP.     PAPER & FOREST PRODUCTS    S&P 500 INDEX
1992                      $100.00                    $100.00           $100.00
1993                      $114.17                    $110.21           $110.08
1994                      $133.11                    $114.84           $111.53
1995                      $174.45                    $126.44           $153.45
1996                      $163.26                    $139.86           $188.68
1997                      $158.32                    $149.97           $251.63

                                                         BASE PERIOD   RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY/INDEX NAME                                          1992        1993       1994       1995       1996       1997
---------------------------------------------------------------------------------------------------------------------------
Boise Cascade Corp.....................................   $     100   $  114.17  $  133.11  $  174.45  $  163.26  $  158.32
Paper & Forest Products................................         100      110.21     114.84     126.44     139.86     149.97
S&P 500 Index..........................................         100      110.08     111.53     153.45     188.68     251.63
---------------------------------------------------------------------------------------------------------------------------

COMPENSATION TABLES

    The following tables present compensation information for our chief executive officer and the four next most highly compensated executive officers during 1997.

    This table sets forth compensation earned during each of the last three years.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                               LONG-TERM
                                                        ANNUAL COMPENSATION                  COMPENSATION
                                           ---------------------------------------------        AWARDS
                                                                                          -------------------
                                                                            OTHER             SECURITIES
                                                                           ANNUAL             UNDERLYING           ALL OTHER
                                            SALARY($)    BONUS($)      COMPENSATION($)      OPTIONS/SARS(#)     COMPENSATION($)
NAME AND PRINCIPAL POSITION          YEAR      (2)          (3)              (4)                  (5)                 (6)
--------------------------------------------------------------------------------------------------------------------------------
George J. Harad,                     1997   $ 757,377    $ 623,548        $       0               85,000           $  69,756
Chairman and                         1996     719,382      129,941              499               70,000              95,925
  Chief Executive Officer            1995     671,880      838,824              487               77,200              63,904

Peter G. Danis Jr.,                  1997     464,256      231,804                0                    0(1)           63,413
Executive Vice President(1)          1996     422,100      533,952                0                    0              56,935
                                     1995     385,800      398,762              839                    0              49,684

N. David Spence,                     1997     324,006      171,548              135               23,800              43,207
Senior Vice President and General    1996     305,214       41,652                0               22,900              52,130
  Manager, Paper Division            1995     278,556      292,262              121               19,700              41,055

Theodore Crumley,                    1997     312,900      166,314                0               24,300              40,418
Senior Vice President and Chief      1996     290,202       39,730              349               22,900              49,203
  Financial Officer                  1995     258,756      274,976            1,117               22,900              37,920

Richard B. Parrish,                  1997     290,250      153,448                0               19,900              33,093
Senior Vice President,               1996     277,452       37,487                0               19,700              40,046
  Building Products                  1995     264,558      274,361                0               19,700              28,236
--------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Danis is retiring from the company in April 1998. He will remain chief executive officer, Boise Cascade Office Products Corporation, until his retirement. All of Mr. Danis' 1997 compensation was paid by Boise Cascade Office Products Corporation with the exception of certain accruals of above-market interest on executive officer deferred compensation plans maintained by the company to which he contributed prior to 1996. During 1997, Mr. Danis was not granted an option to purchase shares of the company's common stock but was granted an option by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors to purchase 81,000 shares of Boise Cascade Office Products Corporation's common stock under its Key Executive Stock Option Plan.

(2) Includes amounts deferred under the company's SSRP and Executive Officer Deferred Compensation Plans and, for Mr. Danis, amounts deferred under the Boise Cascade Office Products Corporation Deferred Compensation Plans.

(3) Payments, if any, under the company's and Boise Cascade Office Products Corporation's variable incentive compensation program. See "Executive Compensation -- Executive Compensation Committee Report -- Annual Variable Incentive Compensation."

(4) The amounts shown in this column reflect the amount of federal income tax incurred by the named executive and paid by the company or Boise Cascade Office Products Corporation relating to various executive officer benefits. The cost incurred by the company during these years for various perquisites provided to each of the named executive officers is not included in this column, because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(5) Grants under the company's Key Executive Stock Option Plan.

(6) Amounts disclosed in this column include the following:

-------------------------------------------------------------------------------------------------------------------
                                                  COMPANY
                                                 MATCHING           ACCRUALS OF
                                               CONTRIBUTIONS       ABOVE-MARKET
                                                  TO THE            INTEREST ON         COMPANY
                                                 EXECUTIVE           EXECUTIVE      ALLOCATIONS TO      COMPANY-
                                                  OFFICER             OFFICER        THE EMPLOYEE     PAID PORTION
                                                 DEFERRED            DEFERRED            STOCK        OF EXECUTIVE
                                               COMPENSATION        COMPENSATION        OWNERSHIP      OFFICER LIFE
                                               OR SSRP PLANS      PLANS BALANCES         PLAN           INSURANCE
NAME                              YEAR            ($)(*)                ($)               ($)         PROGRAMS ($)
-------------------------------------------------------------------------------------------------------------------
George J. Harad...............       1997        $  37,267           $  15,914         $   1,800        $  14,775
                                     1996           65,445              12,884             1,700           15,896
                                     1995           37,635               8,560             2,000           15,709

Peter G. Danis Jr.............       1997           29,946              33,467                 0                0
                                     1996           24,626              28,376                 0            3,933
                                     1995           21,166              22,336             2,000            4,182

N. David Spence...............       1997           15,358               9,708             1,242           16,899
                                     1996           25,094               8,004             1,088           17,944
                                     1995           15,220               5,630             1,180           19,025

Theodore Crumley..............       1997           14,811               7,023             1,800           16,784
                                     1996           23,737               5,812             1,700           17,954
                                     1995           14,000               4,026             2,000           17,894

Richard B. Parrish............       1997           13,765              14,611             1,800            2,917
                                     1996           23,176              12,494             1,700            2,676
                                     1995           14,582               9,145             2,000            2,509
-------------------------------------------------------------------------------------------------------------------

    (*) The company's Executive Officer Deferred Compensation Plans and Boise
       Cascade Office Products Corporation's Deferred Compensation Plans are unfunded plans pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts so deferred are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The company's SSRP, in which employees of Boise Cascade Office Products Corporation may also participate, is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

    STOCK OPTIONS

    This table details the 1997 option grants under our Key Executive Stock Option Plan ("KESOP") to the five executives named in the Summary Compensation Table, as well as to all executive officers as a group and nonofficer employees as a group.

                           OPTION/SAR GRANTS IN 1997

-----------------------------------------------------------------------------------------------------------------------
                                                                  INDIVIDUAL GRANTS
                                            --------------------------------------------------------------  GRANT DATE
                                               NUMBER OF                                                       VALUE
                                              SECURITIES         PERCENT OF                                 -----------
                                              UNDERLYING       TOTAL OPTIONS/      EXERCISE                 GRANT DATE
                                             OPTIONS/SARS      SARS GRANTED TO      OR BASE                   PRESENT
                                                GRANTED         EMPLOYEES IN         PRICE     EXPIRATION    VALUE(3)
NAME                                              (#)            FISCAL YEAR       ($/SH)(2)      DATE          ($)
-----------------------------------------------------------------------------------------------------------------------
George J. Harad...........................        85,000              11.32%       $  36.875     7/25/07     $ 924,800

Peter G. Danis Jr.(1).....................             0                 --                0           --            0

N. David Spence...........................        23,800               3.17           36.875     7/25/07       258,944

Theodore Crumley..........................        24,300               3.24           36.875     7/25/07       264,384

Richard B. Parrish........................        19,900               2.65           36.875     7/25/07       216,512

Executive officers as a group.............       344,300              45.84            36.77     5/1/07-     3,735,655
                                                                                                12/12/07

Nonofficer employees as a group...........       406,800              54.16            36.97    7/25/07-     4,438,188
                                                                                                 9/26/07
-----------------------------------------------------------------------------------------------------------------------

(1) During 1997, Mr. Danis was not granted an option to purchase shares of the company's common stock but was granted an option, by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors, to purchase 81,000 shares of Boise Cascade Office Products Corporation's common stock under its Key Executive Stock Option Plan at an exercise price of $23.375/share. This option had a present value at the grant date (using the Black-Scholes valuation model with assumptions of risk-free interest rate of 6.1%, expected option term of 4.2 years, and stock price volatility of 35%) of $706,320 (BCOP common stock currently pays no dividends). This grant represents 16.34% of the percent of total option grants to BCOP employees during 1997.

(2) Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 1997 were fully vested when granted. However, except under limited circumstances, the options are not exercisable until one year after the date of the grant. Under the plan, no options may be granted after July 24, 2004. The exercise price of options granted to executive officers as a group and nonofficer employees as a group is the weighted average of options granted during 1997.

(3) "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, with assumptions of: (a) a risk-free interest rate of 6%,
    (b) expected stock price volatility of 30%, (c) expected option term of 4.2 years, and (d) expected dividends of $.60/share. Based on this model, the calculated values of the options on July 24, 1997 (grant date), are $10.88 per share granted. This value does not necessarily represent the amount an option holder may ultimately realize upon exercise of an option.

    The following table sets forth the shares acquired and gross value (without adjustment for personal income taxes and fees, if any) realized by the top five executives when they exercised their stock options during 1997 and also states the year-end gross value of unexercised stock options held by these executives.

       AGGREGATE OPTION/SAR EXERCISES FOR 1997 AND 1997 OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------
                                                                                               VALUE OF
                                                                 NUMBER OF                   UNEXERCISED
                                                           SECURITIES UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS/           OPTIONS/SARS AT
                          SHARES ACQUIRED      VALUE        SARS AT 12/31/97 (#)             12/31/97 ($)
NAME                       UPON EXERCISE    REALIZED(1)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
-----------------------------------------------------------------------------------------------------------------
George J. Harad........        143,750       $2,363,432         405,400/85,000               $1,556,550/0
Peter G. Danis Jr......              0               0           56,600/     0                  320,563/0
N. David Spence........          7,500          37,969           92,700/23,800                  218,650/0
Theodore Crumley.......              0               0           87,200/24,300                  213,850/0
Richard B. Parrish.....         98,400       1,511,419           27,200/19,900                        0/0
-----------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the option's exercise price and the value of the company's common stock at the time of exercise.

(2) This column indicates the aggregate amount, if any, by which the common stock share price on December 31, 1997, $30.25, exceeded the options' exercise price.

OTHER BENEFIT PLANS

    DEFERRED COMPENSATION

    Under our 1982 Executive Officer Deferred Compensation Plan, executive officers elected before January 1, 1987, could defer between 6% and 10% of their total compensation earned during a period of four years. In addition, each participant could elect to have an amount up to 3.6% of his or her compensation imputed to deferrals under the plan in lieu of matching contributions to the Savings and Supplemental Retirement Plan ("SSRP"). This plan is not funded, and its cost is largely offset by participant salary deferrals.

    The benefit payable to each participant under this plan upon retirement at age 65 is determined by the amount of salary deferred, any amount we have contributed, and the number of years to normal retirement age at the time of contribution. We pay the benefits in equal monthly installments up to 15 years. Participants may also elect to receive their accrued balance in a lump sum, but they will incur a 10% penalty and will be suspended from making contributions to any of our deferred compensation plans for a period of 12 months.

    The following table outlines the contributions and benefits under this plan for the named individuals participating in the plan as of December 31, 1997.

-----------------------------------------------------------------------------------------------------------------------
                                                                        PROJECTED
                                                                    YEARS OF SERVICE
                                                                     UPON ATTAINMENT     PARTICIPANT'S  ANNUAL BENEFIT
NAME                                                                    OF AGE 65          DEFERRAL        AT AGE 65
-----------------------------------------------------------------------------------------------------------------------
George J. Harad.................................................               38          $  87,225      $   118,120
Peter G. Danis Jr...............................................               29             91,275           88,152
Richard B. Parrish..............................................               42             71,343          113,688
-----------------------------------------------------------------------------------------------------------------------

    PENSION PLAN

    The estimated annual benefits payable upon retirement at age 65 under this plan for specified high-five-year average remuneration and years-of-service classifications are set out in the following table.

                               PENSION PLAN TABLE

--------------------------------------------------------------------------------
                                        YEARS OF SERVICE
                ----------------------------------------------------------------
 REMUNERATION      15         20         25         30         35         40
--------------------------------------------------------------------------------
 $    200,000   $  37,500  $  50,000  $  62,500  $  75,000  $  87,500  $ 100,000
      250,000      46,875     62,500     78,125     93,750    109,375    125,000
      300,000      56,250     75,000     93,750    112,500    131,250    150,000
      400,000      75,000    100,000    125,000    150,000    175,000    200,000
      500,000      93,750    125,000    156,250    187,500    218,750    250,000
      600,000     112,500    150,000    187,500    225,000    262,500    300,000
      700,000     131,250    175,000    218,750    262,500    306,250    350,000
      800,000     150,000    200,000    250,000    300,000    350,000    400,000
      900,000     168,750    225,000    281,250    337,500    393,750    450,000
    1,000,000     187,500    250,000    312,500    375,000    437,500    500,000
--------------------------------------------------------------------------------

    The pension plan entitles each vested employee, including executive officers, to receive a pension benefit at normal retirement equal to 1 1/4% of the highest average of any five consecutive years of compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

    Boise Cascade Office Products Corporation is a participating employer in our pension plan.

    Under the plan, "compensation" is the employee's base salary plus any amounts earned under the company's and Boise Cascade Office Products Corporation's variable incentive compensation programs (only "Salary" and "Bonus" from the Summary Compensation Table). As of December 31, 1997, the highest average of annual compensation during any five consecutive years for 1988 through 1997 and the years of service for the named executives are as follows:

----------------------------------------------------------------------------------------------------------------------
NAME                                                                              COMPENSATION     YEARS OF SERVICE
----------------------------------------------------------------------------------------------------------------------
George J. Harad................................................................    $  886,789                 27
Peter G. Danis Jr..............................................................       625,643                 30
N. David Spence................................................................       374,638                 21
Theodore Crumley...............................................................       335,891                 27
Richard B. Parrish.............................................................       355,241                 37
----------------------------------------------------------------------------------------------------------------------

    As shown in the Pension Plan Table above, benefits are computed on a straight-life annuity basis and are not offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for certain breaks in service. If an employee is entitled to a greater benefit under the plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the unfunded Supplemental Pension Plan. The benefit under the qualified pension plan is reduced by compensation deferred under any nonqualified deferred compensation plan. The Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

    In the event of a change in control (as defined in the plan), the plan restricts our ability or our successor's ability to recoup surplus plan assets, if any exist. In general, after a change in control, if:

    (a) the plan is terminated,

    (b) the plan is merged or consolidated with another plan, or

    (c) the assets of the plan are transferred to another plan,

the participants and beneficiaries will receive the plan's surplus assets, if any, on a pro rata basis. After a change in control, a majority (in both number and interest) of plan participants and beneficiaries must consent to amend this provision.

    SUPPLEMENTAL EARLY RETIREMENT PLAN

    The Supplemental Early Retirement Plan applies to:

    (a) executive officers 55 years old or older,

    (b) who have ten or more years of service, and

    (c) who retire before age 65.

Eligible officers receive an early retirement benefit prior to age 65 equal to the benefit calculated under the Pension Plan for Salaried Employees without reduction due to the officer's early retirement.

    EXECUTIVE OFFICER AGREEMENTS

    We have entered into agreements with each of our executive officers which formalize our severance benefits if the executive officer is terminated after a change in control of the company (as defined in the agreement). The agreements provide certain severance benefits and protect other benefits that the officers have already earned or reasonably expect to receive under our employee benefit plans. The officer will receive the benefits provided under the agreement if, after a change in control, we terminate the officer's employment other than for cause or disability (as defined in the agreement) or if the officer terminates employment after we take certain actions specified in the agreement which adversely affect the officer. Under the agreement, the officer must remain employed with us for six months following the first potential change in control.

    These agreements help ensure that we will have the benefit of these officers' services without distraction in the face of a potential change in control. The board of directors believes that the agreements are in the best interests of our shareholders and the company. Boise Cascade Office Products Corporation has entered into a similar agreement with Mr. Danis.

    The benefits under the agreements include:

    (a) the officer's salary through the termination date;

    (b) severance pay equal to three times the officer's annual base salary and target incentive pay, less any severance pay that the officer receives under the Severance Pay Policy for Executive Officers, which is currently the amount of the officer's annual base salary;

    (c) vacation pay according to our Vacation Policy;

    (d) any earned but unpaid bonus under the Key Executive Performance Plan (or any substitute plan) for the year preceding termination;

    (e) an award under the Key Executive Performance Plan (or any substitute plan) equal to the greater of:

         (i) the officer's target award prorated through the month in which the officer is terminated, or

        (ii) the actual award through the end of the month prior to termination based upon the award criteria for the applicable plan, prorated through the month in which the officer is terminated;

    (f) cash in exchange for cancellation of the officer's stock options, equal to the net value of the options (determined according to the agreements);

    (g) benefits under the Supplemental Early Retirement Plan; and

    (h) certain additional retirement and other employee benefits.

The agreements provide three additional benefits. First, we will maintain for up to one year all employee benefit plans and programs in which the officer was entitled to participate immediately prior to termination or we will substitute similar arrangements. Second, we will maintain our participation in the Split-Dollar Life Insurance Plan until the officer's insurance policy under that plan is fully paid. Third, we will pay legal fees and expenses which the officer incurs to enforce his or her rights or benefits under the agreement.

    As of December 31, 1997, the estimated amount of payments and other benefits (not including legal fees, if any) each named executive officer would receive under the agreement (in excess of the benefits to which the officer is entitled without the agreement) is:

- George J. Harad..............................................  $5,895,283
- Peter G. Danis Jr............................................   2,397,777
 (from Boise Cascade Office Products Corporation)
- N. David Spence..............................................   1,435,134
- Theodore Crumley.............................................   2,099,405
- Richard B. Parrish...........................................   1,284,589

(Payments which would be made subsequent to the termination date have been discounted as of December 31, 1997, at a rate of 7.12%, according to the requirements of Section 280G of the Internal Revenue Code.) Actual payments made under the agreements at any future date would vary, depending in part upon what the executive has accrued under the variable compensation plans and benefit plans and upon the market price of our common stock.

    Each agreement is effective until December 31, 2000. The agreements are automatically extended each January 1 for a new three-year period, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

    DEFERRED COMPENSATION AND BENEFITS TRUST

    The company has established a deferred compensation and benefits trust, which is intended to ensure that participants and beneficiaries under our nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive the benefits they have earned in the event of a change in control of the company (as defined in the plans and the agreements). The trust will not increase the benefits to which any individual participant is entitled under the covered plans and agreements. If a potential change in control occurs, the trust will be revocably funded. If an actual change in control occurs, the trust will be irrevocably funded and will pay benefits to participants in accordance with the plans and agreements. The trustee will receive fees and expenses either from us or from the trust assets. If the company becomes bankrupt or insolvent, the trust assets will be accessible to the claims of the company's creditors.

    INDEMNIFICATION

    To the extent that Delaware law permits, we will indemnify our directors and officers against liabilities they incur in connection with actual or threatened proceedings to which they are or may become parties and which arise from their status as directors and officers. We insure, within stated limits, the directors and officers against these liabilities. The aggregate premium on the insurance policies for 1997 was $677,129.

INFORMATION AVAILABLE TO SHAREHOLDERS

    We are mailing you our 1997 Annual Report with this proxy statement. You can obtain additional copies of the 1997 Annual Report to Shareholders and our Annual Report on Form 10-K (filed with the Securities and Exchange Commission) at no charge from Boise Cascade Corporation, Corporate Communications Department, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, 208/384-7990, or through our Internet home page at http://www.bc.com. Our financial statements are also on file with the Securities and Exchange Commission, Washington, D.C., and with the New York, Chicago, and Pacific Stock Exchanges. You can obtain copies of these statements through the Securities and Exchange Commission's web site at http://www.sec.gov.

SHAREHOLDER PROPOSALS

    SHAREHOLDER PROPOSALS IN OUR PROXY STATEMENT

    If you wish to submit a proposal to be included in our proxy statement for the 1999 annual meeting, we must receive it no later than November 11, 1998.

    SHAREHOLDER PROPOSALS NOT IN OUR PROXY STATEMENT

    If you wish to present a proposal for action at a shareholder meeting, you must do so according to our bylaws, as follows:

    You must give notice of the proposed business to the corporate secretary. This notice must be in writing, delivered or mailed to and received by the corporate secretary not less than 60 days or more than 90 days prior to the meeting. For each matter you propose, your notice must include:

    (a) a brief description of the business you wish to bring before the meeting and the reasons for conducting the business at the meeting,

    (b) your name and address,

    (c) the class and number of shares of our stock which you beneficially own, and

    (d) any material interest you have in the business to be brought before the meeting.

    The chairperson of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting according to our bylaws.

    SHAREHOLDER NOMINATIONS FOR DIRECTORS

    According to our Restated Certificate of Incorporation and our bylaws, if you wish to directly nominate a candidate for the board of directors, you must do so in writing, delivered or mailed to and received by the corporate secretary not less than 30 days or more than 60 days prior to any meeting of shareholders called to elect directors. Your notice of nomination must include:

    (a) your name and address;

    (b) each nominee's name, age, and address;

    (c) each nominee's principal occupation or employment;

    (d) the number of shares of our stock which the nominee beneficially owns;

    (e) the number of shares of our stock which you beneficially own;

    (f) any other information concerning the nominee that must be disclosed about nominees in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934; and

    (g) each nominee's executed consent to serve as our director if elected.

    The chairperson of the meeting may, if the facts warrant, determine and declare that a nomination was not made in accordance with the proper procedures, and the defective nomination shall be disregarded.

BENEFICIAL OWNERSHIP

    As of December 31, 1997, the table below sets forth information regarding each person or entity that we know to be the beneficial owner of more than 5% of any class of our voting securities.

----------------------------------------------------------------------------------------------------
                                                                            NUMBER OF
                                                                              SHARES       PERCENT
                                         NAME AND ADDRESS                  BENEFICIALLY      OF
TITLE OF CLASS                          OF BENEFICIAL OWNER                   OWNED         CLASS
----------------------------------------------------------------------------------------------------
Common Stock,             Dodge & Cox Incorporated                           3,634,817(1)       6.5%
  $2.50 Par Value         One, Sansome Street, 35th Floor
                          San Francisco, CA 94104

Common Stock,             FMR Corp.                                          3,760,574(2)      6.69%
  $2.50 Par Value         82 Devonshire Street
                          Boston, MA 02109

Common Stock,             Institutional Capital Corporation                  2,812,650(3)       5.0%
  $2.50 Par Value         Robert H. Lyon
                          225 West Wacker Drive, Suite 2400
                          Chicago, IL 60606

Common Stock              Morgan Stanley, Dean Witter, Discover & Co.        4,559,130(4)      8.11%
  $2.50 Par Value         1585 Broadway
                          New York, NY 10036

Common Stock,             State Street Bank and Trust Company*               6,654,383(5)        11%
  $2.50 Par Value, and    225 Franklin Street
  Common Stock            Boston, MA 02110
  Equivalents
               ----------------------------------------------------------
Convertible Preferred     State Street Bank and Trust Company, as Trustee    5,569,684(6)       100%
  Stock, Series D         for the Boise Cascade Corporation Employee
                          Stock Ownership Plan (ESOP)
                          225 Franklin Street
                          Boston, MA 02110

* Approximately 19.3% of these shares are held by State Street Bank and Trust Company in its capacity as trustee for the company's employee savings plans.
----------------------------------------------------------------------------------------------------

(1) Dodge & Cox Incorporated reported on a Schedule 13G that it was the beneficial owner of 3,634,817 shares of the company's common stock. This report indicates that Dodge & Cox Incorporated has sole voting power for 3,229,404 shares, shared voting power for 52,800 shares, and sole investment power for 3,634,817 shares.

(2) FMR Corp. and related entities reported on a Schedule 13G that they were the beneficial owners of 3,760,574 shares of the company's common stock. This report indicates that FMR Corp. has sole voting power for 631,587 shares and sole investment power for all 3,760,574 shares.

(3) Institutional Capital Corporation and Robert H. Lyon reported on a Schedule 13G that they were the beneficial owners of 2,812,650 shares of the company's common stock. This report indicates that Institutional Capital Corporation has sole voting power for 2,634,150 shares and sole investment power for all 2,812,650 shares.

(4) Morgan Stanley, Dean Witter, Discover & Co. reported on a Schedule 13G that it was the beneficial owner of 4,559,130 shares of the company's common stock. This report indicates that Morgan Stanley, Dean Witter, Discover & Co. has shared voting power for 4,443,830 shares and shared investment power for all 4,559,130 shares.

(5) State Street Bank and Trust Company, as trustee for three of the company's defined contribution plans and for the Employee Stock Ownership Plan ("ESOP") fund of the Savings and Supplemental Retirement Plan, reported on a
    Schedule 13G that it was the beneficial owner of 6,654,383 shares of the company's common stock. This represents 2,178,752 shares of the company's common stock and 5,569,684 shares of the company's Convertible Preferred Stock, Series D (held by the ESOP). The shares of preferred stock held by the ESOP are convertible into approximately 4,475,631 shares of common stock (using a conversion ratio of 1 share of preferred stock = .80357 common shares). Included in the reported shares were 1,283,881 shares of Boise Cascade common stock held by State Street as trustee for the company's defined contribution plans, representing approximately 2.1% of the company's common stock outstanding as of December 31, 1997. The trustee, subject to participants' instructions, has voting and investment authority for the shares held in the company's plans and for the ESOP shares. State Street Bank and Trust Company has sole voting power for 838,505 shares and sole investment power for 894,871 shares not held as trustee for the company's benefit plans.

(6) The shares of preferred stock held by the ESOP represent approximately 9% of the company's voting securities outstanding as of December 31, 1997. For further information regarding the Series D preferred stock, see footnote (5) above.

PROXIES AND VOTING AT THE MEETING

    As of February 23, 1998 (the record date for determining shareholders entitled to vote at the meeting), we had the following outstanding voting stock:

------------------------------------------------------------------------------------------
                                                                         NUMBER OF SHARES
TYPE/SERIES OF STOCK                                                       OUTSTANDING
------------------------------------------------------------------------------------------
Common stock..........................................................       56,233,036
Convertible preferred stock, Series D.................................        5,550,151
------------------------------------------------------------------------------------------

    If you hold any outstanding shares of the above stock as of the record date, you are entitled to one vote for each share on every matter submitted to the meeting.

    Participants in the Employee Stock Ownership Plan fund of our Savings and Supplemental Retirement Plan and the Boise Cascade Corporation Common Stock Fund of our Savings and Supplemental Retirement Plan, Qualified Employee Savings Trust (QUEST), and Retirement Savings Plan (RSP) can instruct the Plan's trustee how to vote the shares held in the trust. The trustee will vote shares for participants who do not vote and shares not yet allocated to individual accounts, in proportion to the instructions received from participants.

PROXY SOLICITATION

    We bear the cost of soliciting proxies, including the cost of reimbursing brokers for forwarding proxies and proxy material to beneficial shareholders. Our directors, officers, and other employees may solicit proxies personally or by telephone or electronic transmission, but we will not specially compensate these persons for doing so. We have retained D. F. King and Company Inc. at a fee estimated not to exceed $20,000, plus expenses, to aid in distributing materials and soliciting proxies.

    WE REQUEST THAT YOU PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT IT WILL BE AVAILABLE FOR USE AT THE MEETING.

                                          Karen E. Gowland
                                          Vice President
                                          and Corporate Secretary

March 11, 1998

                              [BOISE CASCADE LOGO]

                                [RECYCLED LOGO]

         This Notice and Proxy Statement is printed on recycled-content
                 ASPEN-TM- Lightweight Opaque paper produced by
          Boise Cascade's papermakers at its St. Helens, Oregon, mill.
          This paper is made with no less than 10% postconsumer fiber.

PROXY     [LOGO] BOISE CASCADE CORPORATION - 1111 W. Jefferson
                 Street (83702), P.O. Box 50, Boise, Idaho 83728-0001
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 17, 1998
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shareholders' Boise Cascade Corporation stock held on February 23, 1998, at the company's annual meeting to be held on April 17, 1998, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1.  Election of Directors:  ANNE L. ARMSTRONG   PHILIP J. CARROLL   GARY G. MICHAEL   A. WILLIAM REYNOLDS

     / / FOR all nominees        / / WITHHOLD AUTHORITY       WITHHOLD AUTHORITY for the following nominee(s) only:
         (except as may be           for all nominees
         indicated)                                           -------------------------------------------------------------

                                                              -------------------------------------------------------------

  2. Appointment of Arthur Andersen LLP as independent accountants for 1998.    / / FOR    / / AGAINST    / / ABSTAIN

  3. Approval of amendment to 1984 Key Executive Stock Option Plan.             / / FOR    / / AGAINST    / / ABSTAIN

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1, 2, AND 3 WILL RECEIVE FOR VOTES.

This card provides voting authority for all beneficial holdings of Boise Cascade Corporation shares.

Please sign exactly as the name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.


                              ---------------------------------  ---------------
                              Signature of Shareholder           Date

                              ---------------------------------  ---------------
                              Signature of Shareholder           Date


             Forward this card to D. F. King (solicitor) or to Corporate
                      Election Services (independent tabulator),
                         P.O. Box 1150, Pittsburgh, PA 15230

                                                  [LOGO]
                                                  BOISE CASCADE CORPORATION


Dear Shareholder:


The Boise Cascade Corporation annual meeting of shareholders will be held at the Boise Centre on the Grove in Boise, Idaho, at 10 a.m., Mountain daylight time, April 17, 1998.

Shareholders of record on February 23, 1998, are entitled to vote by proxy, before or at the meeting. The proxy card attached to the bottom of this page is for your use in designating proxies and providing voting instructions.

The attached card serves both as a proxy designation (for shareholders of record, including those holding shares in the Dividend Reinvestment Plan) and as voting instructions (for Boise Cascade employee savings plan participants). As "named fiduciaries," participants in the Boise Cascade Corporation stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for allocated shares and a portion of any unvoted or unallocated shares in the savings plan fund(s) in which they participate.

Individual proxy/voting instruction cards will be received and tabulated by Corporate Election Services, Inc., in Pittsburgh, Pennsylvania, an independent tabulator.

Please indicate your voting preferences on the card, SIGN and DATE the card, and return it to the independent tabulator in the envelope provided. YOUR VOTES ARE CONFIDENTIAL.
                                                  Thank you.



                          (fold and tear along perforation)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -




PROXY AND VOTING INSTRUCTION CARD                     BOISE CASCADE CORPORATION
The Board of Directors recommends                ANNUAL MEETING OF SHAREHOLDERS
a vote FOR all nominees listed                                   APRIL 17, 1998
below and FOR proposal 2 and 3


1.  Election of Directors:  ANNE L. ARMSTRONG   PHILIP J. CARROLL   GARY G. MICHAEL   A. WILLIAM REYNOLDS

     / / FOR all nominees        / / WITHHOLD AUTHORITY       WITHHOLD AUTHORITY for the following nominee(s) only:
         (except as may be           for all nominees
         indicated)                                           -------------------------------------------------------------

                                                              -------------------------------------------------------------

2. Appointment of Arthur Andersen LLP as independent accountants for 1998.    / / FOR    / / AGAINST    / / ABSTAIN

3. Approval of amendment to 1984 Key Executive Stock Option Plan.             / / FOR    / / AGAINST    / / ABSTAIN

                              ---------------------------------  ---------------
                              Signature of Shareholder           Date

                              ---------------------------------  ---------------
                              Signature of Shareholder           Date


                              Shareholder(s) must sign as name(s) appear in account registration printed to the left.


Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230

                        (Instructions on Reverse Side)

         Printed on Boise Cascade Corporation's SUMMIT-Registered Trademark-
               TAG-X, 100# White, which is made in St. Helens, Oregon.


PROXY AND VOTING INSTRUCTION CARD                      BOISE CASCADE CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY AND THESE INSTRUCTIONS ARE                             APRIL 17, 1998
SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all the shareholders' Boise Cascade Corporation stock held on February 23, 1998, at the company's annual meeting to be held on April 17, 1998, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting. If the shareholder is a current or former company employee, this card also provides voting instructions to the Trustee for shares held in any Boise Cascade Corporation employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then proposals 1, 2 and 3 will receive FOR votes.

                             (To be SIGNED on other side)

              ANNUAL MEETING OF SHAREHOLDERS, APRIL 17, 1998

                                  PROXY

                                 FOR THE

                  CONVERTIBLE PREFERRED STOCK, SERIES D

     BOISE CASCADE CORPORATION     -    1111 West Jefferson Street
                                        P.O. Box 50
                                        Boise Idaho 83728-0001
-------------------------------------------------------------------------------
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The trustee signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shares of Boise Cascade Corporation stock held of record by the trustee on February 23, 1998, at the company's annual meeting to be held on April 17, 1998, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting.

The Board of Directors recommends a vote FOR all nominees listed below and FOR proposals 2 and 3.

 1.  Election of Directors:   ANNE L. ARMSTRONG   GARY G. MICHAEL
                              PHILIP J. CARROLL   A. WILLIAM REYNOLDS

     FOR:  ________ shares

     WITHHOLD AUTHORITY:  ________ shares

     WITHHOLD AUTHORITY for the following nominee(s) only

     Anne L. Armstrong             ____________ Shares

     Philip J. Carroll             ____________ Shares

     Gary G. Michael               ____________ Shares

     A. William Reynolds      ____________ Shares

 2.  Appointment of Arthur Andersen LLP as independent accountants for 1998.

     SHARES FOR:           SHARES AGAINST:        SHARES ABSTAINING:

     -----------           ---------------        ------------------

 3.  Approval of amendment to 1984 Key Executive Stock Option Plan.

     SHARES FOR:           SHARES AGAINST:        SHARES ABSTAINING:

     -----------           ---------------        ------------------



THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1, 2, AND 3 WILL RECEIVE FOR VOTES. YOU, AS TRUSTEE, MUST SIGN AND RETURN THIS PROXY FOR THE PLAN SHARES TO BE COUNTED.

This proxy provides voting authority for all holdings of Boise Cascade Corporation Convertible Preferred Stock, Series D (ESOP).

Please sign exactly as name appears below. When signing as trustee, give full title as such.

STATE STREET BANK AND TRUST COMPANY, as                     5,550,150.840 Shares
trustee for the Boise Cascade Corporation
Savings and Supplemental Retirement Plan and Employee Stock Ownership Plan.




Date:  April ___, 1998


Signature of Trustee
                     -------------------------------------


Forward this form to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230-9954